Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Les Van Dyke Director, Investor Relations (281) 492-5370
DIAMOND OFFSHORE DRILLING, INC. ANNOUNCES
FOURTH QUARTER/YEAR-END 2005 RESULTS
Houston, Texas, February 8, 2006 — Diamond Offshore Drilling, Inc. (NYSE:DO) today reported net income for the fourth quarter of 2005 of $106.9 million, or $0.78 per share on a diluted basis, compared with net income of $11.3 million, or $0.09 per share on a diluted basis, in the same period a year earlier. Revenues for the fourth quarter of 2005 were $368.3 million, compared with revenues of $237.3 million for the fourth quarter of 2004.
For the year ended December 31, 2005, the Company reported net income of $260.3 million, or $1.91 per share on a diluted basis, compared with a net loss of $7.2 million, or $0.06 per share on a diluted basis for the year ended December 31, 2004. Revenues for the year ended December 31, 2005 were $1.2 billion, compared with $814.7 million for the year 2004.
“During 2005, our earnings registered quarterly improvement as conditions in the offshore drilling market became increasingly robust,” commented Larry Dickerson, President and Chief Operating Officer. “By employing our capital for upgrades, new-builds and the purchase of existing rigs, we have enhanced our fleet, broadened our access to new markets, boosted our earnings potential and positioned the Company to generate significant cash flow. Virtually all of the fundamental market conditions that defined 2005 appear to remain in place for 2006, and we are confident in our market position and our ability to participate in any future improvements.”
Diamond Offshore provides contract drilling services to the energy industry around the globe and is a leader in deepwater drilling.
As previously announced, Diamond Offshore will provide a simulcast and rebroadcast of its fourth quarter/year-end 2005 earnings release conference call. The live broadcast of the Diamond Offshore Drilling, Inc. quarterly conference call will be available online at www.diamondoffshore.com on February 8, 2006, beginning at 9:00 a.m. Central Time. The online replay will follow immediately and continue for the remainder of the first calendar quarter after the original call. Please go to the web site at least 15 minutes before the broadcast to register, download and install any necessary audio software.
Statements in this press release contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, statements concerning fleet enhancements, access to new markets, future earnings, future cash flows, market conditions, future market improvements, future growth in demand for equipment types or in any region and future contracts. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated or projected, including, among others, the risk that the markets for the Company’s services will not continue to improve, the risk that the Company’s market position may deteriorate, the risk that the Company may not be able to participate fully in any future market improvements, the risk that full rig utilization may not be achieved during a contract period, or the risk that factors outside of the Company’s control may adversely impact the amount of profit realized from a contract. A discussion of additional risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s reports and other filings with the Securities and Exchange Commission. These factors include, among others, general economic and business conditions, casualty losses, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Company’s control. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.
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DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Revenues:
Contract drilling	$355,793	$227,870	$1,179,015	$782,405
Revenues related to reimbursable expenses	12,530	9,450	41,987	32,257

Total revenues	368,323	237,320	1,221,002	814,662

Operating expenses:
Contract drilling	167,300	159,860	638,540	568,628
Reimbursable expenses	10,765	8,526	35,549	28,899
Depreciation	45,780	44,718	183,724	178,835
General and administrative	9,575	8,482	37,162	32,759
(Gain) loss on sale and disposition of assets	(6,014)	272	(14,767)	1,613
Casualty gain on Ocean Warwick	—	—	(33,605)	—

Total operating expenses	227,406	221,858	846,603	810,734

Operating income	140,917	15,462	374,399	3,928

Other income (expense):
Interest income	8,054	4,624	26,028	12,205
Interest expense	(8,135)	(9,873)	(41,799)	(30,257)
Gain (loss) on sale of marketable securities	29	23	(1,180)	254
Other, net	(3,038)	10,670	(1,053)	10,337

Income (loss) before income tax (expense) benefit	137,827	20,906	356,395	(3,533)

Income tax expense	(30,929)	(9,623)	(96,058)	(3,710)

Net income (loss)	$106,898	$11,283	$260,337	$(7,243)

Earnings (loss) per share:
Basic	$0.83	$0.09	$2.02	$(0.06)

Diluted	$0.78	$0.09	$1.91	$(0.06)

Weighted average shares outstanding:
Shares of common stock	128,848	128,545	128,690	129,021
Dilutive potential shares of common stock	9,797	108	12,661	—

Total weighted average shares outstanding	138,645	128,653	141,351	129,021

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(In thousands)

	Three Months Ended
	December 31,
	2005	2004
CONTRACT DRILLING REVENUE
High Specification Floaters	$144,113	$82,524
Intermediate Semisubmersibles	131,100	93,433
Jack-ups	78,975	50,000
Other	1,605	1,913

Total Contract Drilling Revenue	$355,793	$227,870

Revenues Related to Reimbursable Expenses	$12,530	$9,450

CONTRACT DRILLING EXPENSE
High Specification Floaters	$44,456	$45,347
Intermediate Semisubmersibles	86,557	84,591
Jack-ups	33,247	28,093
Other	3,040	1,829

Total Contract Drilling Expense	$167,300	$159,860

Reimbursable Expenses	$10,765	$8,526

OPERATING INCOME
High Specification Floaters	$99,657	$37,177
Intermediate Semisubmersibles	44,543	8,842
Jack-ups	45,728	21,907
Other	(1,435)	84
Reimbursables, net	1,765	924
Depreciation Expense	(45,780)	(44,718)
General and Administrative Expense	(9,575)	(8,482)
Gain (Loss) on Sale and Disposition of Assets	6,014	(272)

Total Operating Income	$140,917	$15,462

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2005	2004
ASSETS

Current assets:
Cash and cash equivalents	$842,590	$266,007
Investments and marketable securities	2,281	661,849
Accounts receivable	357,104	187,558
Rig inventory and supplies	47,196	47,590
Prepaid expenses and other	32,707	32,677

Total current assets	1,281,878	1,195,681
Drilling and other property and equipment, net of Accumulated depreciation	2,302,020	2,154,593
Other assets	23,024	29,112

Total assets	$3,606,922	$3,379,386

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$—	$484,102
Other current liabilities	268,986	129,805

Total current liabilities	268,986	613,907

Long-term debt:
4.875% Senior Notes Due 2015	249,485	—
Other long-term debt	728,169	709,413

Total long-term debt	977,654	709,413

Deferred tax liability	445,094	369,722

Other liabilities	61,861	60,516

Stockholders’ equity	1,853,327	1,625,828

Total liabilities and stockholders’ equity	$3,606,922	$3,379,386

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
AVERAGE DAYRATES AND UTILIZATION

	Fourth Quarter		Third Quarter		Fourth Quarter
	2005		2005		2004
	Dayrate	Utilization	Dayrate	Utilization	Dayrate	Utilization

			(Dayrate in thousands)
High Specification Floaters	$181	86%	$148	85%	$94	95%
Other Semisubmersibles	$81	89%	$77	86%	$63	81%
Jack-ups	$69	95%	$58	94%	$42	88%